EXHBIT 99

Contact: Michelle Sullivan

(617) 368-5165

BOSTON BEER PROVIDES

UPDATED GUIDANCE FOR FULL YEAR 2009

BOSTON, MA (12/15/09) – The Boston Beer Company, Inc. (NYSE: SAM) now projects full year 2009 earnings per diluted share of between $2.05 and $2.35. The Company previously provided an estimate of full year 2009 earnings per diluted share of between $1.75 and $2.05.

"We have raised our earnings projection for the full year 2009 based on achieving improved levels of brewery operating performance earlier than anticipated, together with continuing favorable energy and commodity costs and our expectations that these factors will continue for the remainder of the year," said Martin Roper, CEO of Boston Beer.

The foregoing statements made in this press release that state the Company’s or management’s expectations or predictions of the future are forward-looking statements.  It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including, but not limited to, the Company’s report on Form 10-K for the years ended December 27, 2008 and December 29, 2007.  Copies of these documents may be found on the Company’s website, www.bostonbeer.com, or obtained by contacting the Company or the SEC.

Tuesday, December 15, 2009